EXHIBIT 99.1

NEWS RELEASE

Broadcom Press Contacts Laura Brandlin or Bill Blanning Corporate Communications 949-926-5108 or 949-926-5555 lbrandlin@broadcom.com or blanning@broadcom.com	Broadcom Investor Relations Contact T. Peter Andrew Sr. Director, Investor Relations 949-926-5663 andrewtp@broadcom.com

Broadcom and Microtune Settle All Outstanding Litigation, Execute Patent Cross-License

IRVINE, Calif. – June 14, 2004 — Broadcom Corporation (NASDAQ: BRCM) today announced that it has settled all outstanding patent and antitrust litigation with Microtune, Inc. (NASDAQ: TUNE). Under the settlement agreement, all outstanding claims in pending litigation between the parties will be dismissed with prejudice. The parties also entered into reciprocal releases covering all asserted and unasserted claims.

Additionally, Broadcom and Microtune have entered into a separate patent cross-license agreement whereby patents claiming priority prior to the effective date of the license agreement are licensed for the lives of the patents, and patents filed within the next four years are licensed for ten years. Under the agreement, all products of Broadcom are licensed under all of Microtune’s patents, and all current products and future analog signal processing products of Microtune are licensed under all of Broadcom’s analog signal processing patents.

Additionally, Broadcom and Microtune agreed to various covenants on other issues.

Both companies expressed satisfaction with the settlement.

About Broadcom

Broadcom Corporation is a leading provider of highly integrated semiconductor solutions that enable broadband communications and networking of voice, video and data services. We design, develop and supply complete system-on-a-chip (SoC) solutions incorporating digital, analog, radio frequency (RF), microprocessor and digital signal processing (DSP) technologies, as well as related hardware and software system-level applications. Our diverse product portfolio addresses every major broadband communications market and includes solutions for digital cable and satellite set-top boxes; high definition television (HDTV); cable and digital subscriber line (DSL) modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network and security processors; and SystemI/O™ server solutions. These technologies and products support our core mission: Connecting everything®.

Broadcom is headquartered in Irvine, Calif., and may be contacted at 1-949-450-8700 or at www.broadcom.com.

Safe Harbor Statement of under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything®, the Connecting everything logo and SystemI/O™ are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Any other trademarks or trade names mentioned are the property of their respective owners.